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                                                                   EXHIBIT 4.09

                              CERTIFICATE OF TRUST
                                       OF
                           OGE ENERGY CAPITAL TRUST II

         This Certificate of Trust is being duly executed as of September 29, 1999 for the purposes of forming a business trust pursuant to the Delaware Business Trust Act (12 Del. C. Section 3801 ET SEQ.) (the "Act").

         1. NAME. The name of the business trust formed hereby is "OGE Energy Capital Trust II" (the "Trust").

         2. DELAWARE TRUSTEE. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

                           Wilmington Trust Company
                           Rodney Square North
                           1100 North Market Street
                           Wilmington, Delaware  19890-0001
                           Attention:  Corporate Trust Administration

         3. EFFECTIVE DATE. This Certificate of Trust, which may be executed in counterparts, shall be effective immediately upon filing with the Secretary of State of the State of Delaware.


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         IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust as of the date first written above.

WILMINGTON TRUST COMPANY,
as Delaware Trustee



By: /s/ James P. Lawler
   --------------------
Name:  James P. Lawler
Title:  Authorized Officer



/s/ A. M. Strecker
---------------------------------------
A. M. Strecker, as Regular Trustee



/s/ James R. Hatfield
---------------------------------------
James R. Hatfield, as Regular Trustee


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